                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            POWELL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            POWELL INDUSTRIES, INC.
                               8550 MOSLEY DRIVE
                              HOUSTON, TEXAS 77075

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 7, 2003

To the Stockholders of Powell Industries, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Nevada corporation (the "Company"), will be held at the offices of the Company at 8550 Mosley Drive, in Houston, Texas on Friday, March 7, 2003 at 11:00 a.m. Houston time, for the following purposes:

          1. To elect three (3) members of the Company's Board of Directors, with terms to expire in 2006; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stock transfer books will not be closed. Stockholders of record as of the close of business on January 20, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

     You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                            By Order of the Board of Directors

                                            /s/ THOMAS W. POWELL
                                            ------------------------------------
                                            Thomas W. Powell
                                            Chairman and Chief Executive Officer

Houston, Texas
January 24, 2003

                            POWELL INDUSTRIES, INC.
                               8550 MOSLEY DRIVE
                              HOUSTON, TEXAS 77075

                             ---------------------

                                PROXY STATEMENT
                                JANUARY 24, 2003

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 7, 2003

                             ---------------------

                         SOLICITATION AND VOTING RIGHTS

     The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, March 7, 2003 at 11:00 a.m., Houston time, at the offices of the Company at 8550 Mosley Drive, in Houston, Texas, or at any adjournment thereof.

     This Proxy Statement and proxy and the accompanying Notice of Annual Meeting, Summary Annual Report to Stockholders, and Form 10-K for the year ended October 31, 2002, including consolidated financial statements, will be mailed to stockholders on or about January 31, 2003. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Board of Directors of the Company has fixed January 20, 2003, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 20, 2003, there were 10,595,878 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The holders of shares represented by proxies reflecting abstentions or "broker non-votes" are considered present at the meeting and count toward a quorum. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called "broker non-votes".

     The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2006 will be elected as directors of the Company, class of 2006. Thus, abstentions and broker non-votes will have no effect on the election of directors.

     Regarding other matters, the vote of a majority of the voting power present, in person or by proxy, and entitled to vote on the matters, at a meeting at which a quorum is present, is the act of the stockholders. Accordingly, abstentions will have the effect of negative votes with respect to any such other matters. Broker non-votes will have the effect of negative votes as to any such other matters as to which the broker is entitled to vote, and no effect on those matters as to which the broker is not entitled to vote.

     The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. Under Nevada law, a stockholder giving a duly executed proxy may revoke it before it is exercised only by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

                             COMMON STOCK OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth as of January 20, 2003 (except as otherwise noted below), the number of shares of Common Stock owned by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock:

                                                        AMOUNT AND NATURE
NAME AND ADDRESS                                          OF BENEFICIAL
OF BENEFICIAL OWNER                                         OWNERSHIP       PERCENT OF CLASS
-------------------                                     -----------------   ----------------
Thomas W. Powell......................................      3,058,639(1)         28.9%
  PO Box 12818
  Houston, Texas 77217

Bonnie L. Powell......................................        869,419(2)          8.2%
  PO Box 112
  Warda, Texas 78960

Royce & Associates, L.L.C.............................      1,203,000(3)         11.4%
  1414 Avenue of the Americas, 9th Floor
  New York, New York 10019

Wellington Trust Company, NA..........................        679,600(4)          6.4%
  75 State Street
  Boston, Massachusetts 02109

Nationwide Trust Company, FSB.........................        644,915(5)          6.1%
  Trustee of the Powell Industries, Inc.
  Employee Stock Ownership Trust
  PO Box 1412
  Austin, Texas 78767

Fleet Investment Advisors.............................        551,800(6)          5.2%
  100 Federal Street
  Boston, Massachusetts 02110

---------------

(1) Mr. Powell has sole voting power and sole investment power with respect to 2,724,542 of such shares, of which 85,150 are held directly, 78,720 are held by Mr. Powell's IRA, 2,493,792 are held by TWP Holdings, Ltd., a partnership controlled by Mr. Powell and 66,880 are shares subject to stock options which are currently exercisable by Mr. Powell. Also includes 317,360 shares held by the Thomas Walker

    Powell Trust, of which Mr. Powell is a co-trustee and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Arnold. Also includes 2,818 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan (see footnote (5) to this table) and 919 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company. Also includes 13,000 shares of restricted stock issued in connection with the exercise of options by Mr. Powell that are subject to forfeiture if the related option shares are not held for five years or if he leaves employment of the Company, other than for retirement, within five years after receiving the shares. Mr. Powell has sole voting rights but no investment power with respect to such restricted stock.

(2) Mrs. Powell has sole voting power and sole investment power with respect to 523,919 of such shares. Also includes 345,500 shares held by Testamentary Trust No. 1, of which Mrs. Powell is a co-trustee. Mrs. Powell shares voting and investment power with respect to such shares held by Testamentary Trust No. 1 with J. Suzzanne May, the other co-trustee of such trust. Any act of such co-trustees requires the approval of a majority of them.

(3) The shares set forth in the table reflect the number of shares owned on January 20, 2003 according to the records of the Company's Stock Transfer Agent. As of July 31, 2002, based on a Schedule 13G dated August 8, 2002 filed by Royce & Associates, LLC, Royce & Associates, LLC owned beneficially 1,198,000 shares or 11.45% of the Common Stock of Powell Industries, Inc.

(4) The shares set forth in the table reflect the number of shares owned on January 20, 2003 according to the records of the Company's Stock Transfer Agent. As of December 31, 2001, based on a Schedule 13G dated February 14, 2002, filed by Wellington Management Company, LLP, the parent of Wellington Trust Company, NA, Wellington Management Company, LLP owned beneficially 553,800 shares with shared dispositive power over all such shares and shared voting power as to 342,300 of such shares.

(5) The shares set forth in the table reflect the number of shares owned on January 20, 2003 according to the records of the Company. Nationwide Trust Company, as Trustee for the Powell Industries, Inc. Employee Stock Ownership Trust (the "ESOP"), as directed by the administrative committee for the ESOP appointed by the Board of Directors of the Company, votes and disposes of shares not allocated to the accounts of participants, and votes allocated shares as to which no direction is received from the participant. Participants have the right to direct the voting and tender of shares allocated to their accounts. As of January 20, 2003, approximately 324,135 of the shares held by the ESOP were allocated to the accounts of participants.

(6) The shares set forth in the table reflect the number of shares owned on January 20, 2003 according to the records of the Company's Stock Transfer Agent.

     The following table sets forth, as of January 20, 2003, the number of shares of the Common Stock beneficially owned by each director and nominee for director, each of the executive officers listed in the Summary Compensation Table below, and all executive officers and directors of the Company as a group.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER                                       OWNERSHIP(1)      OF CLASS
------------------------                                     -----------------   --------
Joseph L. Becherer.........................................          5,000(2)         *
Eugene L. Butler...........................................          6,500(2)         *
James F. Clark.............................................          3,000(3)         *
Robert B. Gregory..........................................          3,841(4)         *
Don R. Madison.............................................          2,000(3)         *
Thomas W. Powell...........................................      3,058,639(5)      28.9%
Stephen W. Seale, Jr. .....................................         15,553(2)         *
Lawrence R. Tanner.........................................          4,929(2)         *
Robert C. Tranchon.........................................          2,100(3)         *
Ronald J. Wolny............................................         11,873(6)         *
M. M. Zeller...............................................         46,731(7)         *
All Executive Officers and Directors as a group (11
  persons).................................................      3,160,166

---------------

 *  Less than one percent (1%).

(1) The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2) Includes 4,000 shares subject to stock options which are currently exercisable.

(3) Includes 2,000 shares subject to stock options which are currently exercisable.

(4) Includes 1,341 shares allocated to Mr. Gregory's account in the ESOP (see footnote (5) to the preceding table) and 2,500 shares subject to stock options which are currently exercisable.

(5) See footnote (1) to the preceding table.

(6) Includes 883 shares subject to stock options which are currently exercisable.

(7) Includes 2,605 shares allocated to Mr. Zeller's account in the ESOP (see footnote (5) to the preceding table) and 19,370 shares subject to stock options which are currently exercisable. Also includes 2,446 shares of restricted stock issued in connection with the exercise of options by Mr. Zeller that are subject to forfeiture if the related option shares are not held for five years or if he leaves employment of the Company, other than for retirement, within five years after receiving the shares. Mr. Zeller has sole voting rights but no investment power with respect to such restricted stock.

                             ELECTION OF DIRECTORS

     The terms of three directors expire in 2003 under the bylaws of the Company. The terms of the remaining directors continue after the Annual Meeting. The Nominating Committee has nominated Stephen W. Seale, Jr., Robert C. Tranchon and James F. Clark for election as directors with terms to expire in 2006. Mr. Seale, Mr. Tranchon and Mr. Clark currently serve as directors of the Company with terms expiring in 2003. Although the Board of Directors does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

     The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

                                    PRINCIPAL OCCUPATION FOR                                 DIRECTOR    TERM
NAME                          AGE      PAST FIVE YEARS(1)       OFFICES HELD WITH COMPANY     SINCE     EXPIRES
----                          ---   ------------------------   ----------------------------  --------   -------
Eugene L. Butler............  61    Chairman of the Board,     Director                        1990      2005
                                    Intercoastal Terminal,
                                    Inc. since 1991

Ronald J. Wolny.............  63    Vice President, Fluor      Director                        2001      2005
                                    Daniel, Inc. until his
                                    retirement in January
                                    2003

Thomas W. Powell............  62    Chairman of the Board,     Director, Chairman of the       1984      2004
                                    President and Chief        Board, President and Chief
                                    Executive Officer of the   Executive Officer(2)
                                    Company since 1984

Lawrence R. Tanner..........  76    Director of Technical      Director                        1992      2004
                                    Services, Compaq
                                    Computer Company since
                                    January 1989

Joseph L. Becherer..........  60    Senior Vice President,     Director                        1997      2004
                                    Eaton Corporation, from
                                    September 1995 until his
                                    retirement in October
                                    1997; Operations Vice
                                    President, Cutler
                                    Hammer, a subsidiary of
                                    Eaton Corporation,
                                    February 1994 to
                                    September 1995

                                    PRINCIPAL OCCUPATION FOR                                 DIRECTOR    TERM
NAME                          AGE      PAST FIVE YEARS(1)       OFFICES HELD WITH COMPANY     SINCE     EXPIRES
----                          ---   ------------------------   ----------------------------  --------   -------
Stephen W. Seale, Jr. ......  63    Director-Operations,       Director                        1985      2003
                                    Materials and Structures
                                    Division Southwest
                                    Research Institute, an
                                    independent research and
                                    development
                                    organization, until his
                                    retirement in January
                                    1998

Robert C. Tranchon..........  62    President and CEO,         Director                        2000      2003
                                    Reveille Technology,
                                    since 1995; President,
                                    Chief Executive Officer,
                                    and Director of Ansaldo
                                    Ross Hill from
                                    1997-2000; Chairman of
                                    the Board, President,
                                    and Chief Executive
                                    Officer, Westinghouse
                                    Motor Company until 1995

James F. Clark..............  56    Vice President, Square D   Director                        2001      2003
                                    Corporation from 1989
                                    until his retirement in
                                    December 2000(3)

---------------

(1) None of the corporations listed (other than the Company) is an affiliate of the Company.

(2) Mr. Powell also serves as a director of each subsidiary of the Company.

(3) Mr. Clark was appointed by the Board of Directors at its June 15, 2001 meeting to fill a vacancy in the class of 2003.

     Only the directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee, plus reimbursement of out-of-pocket expenses, for their services as directors. Under the Company's standard arrangement for compensation of directors, outside directors receive a quarterly retainer of $2,500 and a fee of $2,000 for each board meeting attended. Members of a committee other than the chairman receive a fee of $800 for attending each committee meeting. Committee chairmen receive $1,250 for attending each committee meeting.

     In 1993, the Company adopted the Powell Industries, Inc. Directors' Fee Program which permits directors to defer receipt of the directors' fees to which they would otherwise be entitled and to have such deferred fees allocated to a shadow account as if they were invested in Common Stock of the Company on the date the fees were payable. Then upon expiration of the deferral period or the retirement or death of the director, payment will be made in the form of shares of Common Stock equal to the number of shares in his shadow account (plus any distributions on the Common Stock that were credited to the shadow account).

     The Shareholders voted at the March 16, 2002 meeting to approve the Non-Employee Director Stock Option Plan which supersedes the 2000 Non-Employee Stock Option Plan adopted by the Board of Directors in 2000. The total number of shares of Common Stock reserved under the plan are 100,000 shares. The Plan is administered by the Board of Directors. Eligibility to participate in the Plan is limited to those individuals who are members of the Board of the Company and who are not an employee of the Company or any affiliate of the Company. Options have been issued to each of the non-employee directors to acquire shares of the Company's common stock in accordance with the terms of the Plan.

     Four meetings of the Board of Directors were held in the last fiscal year. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

     The Board of Directors has a standing Audit Committee which met five times during the last fiscal year. The Audit Committee consists of Mr. Butler, Mr. Seale and Mr. Tanner. The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. It is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditors and management as their duties relate to financial accounting, reporting, and controls. During fiscal 2000, the Board of Directors adopted an Audit Committee Charter, which was attached as Appendix A to the Proxy Statement for the Company's Annual Meeting of Stockholders on March 16, 2001. A copy of the Audit Committee Charter may be obtained at the offices of the Company in Houston, Texas. The current members of the Audit Committee are "independent" as that term is defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. All meetings of the Audit Committee were separate and apart from meetings of the full Board of Directors during fiscal 2002.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has (1) reviewed the Company's audited financial statements for fiscal 2002 and discussed them with Management, (2) discussed with the Company's independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, (3) received written disclosures and a letter from the Company's independent accountants required by Independence Standards Board Statement No. 1, and (4) discussed the independence of the Company's accountants with the accountants. Based on the foregoing discussions, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended October 31, 2002.

     The Audit Committee of the Board of Directors:

        Eugene L. Butler, Chairman
        Stephen W. Seale, Jr.
        Lawrence R. Tanner

     The Board of Directors also has a standing Compensation Committee comprised of Mr. Becherer, Mr. Wolny and Mr. Tranchon, all of whom are non-employee directors of the Company. The Compensation

Committee, which held three meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company's executive compensation program and each component plan in which officers and directors are eligible to participate. The Compensation Committee also administers the Stock Option Plan, the Director's Fee Program, Incentive Compensation Plan and the Non-Employee Director Stock Option Plan of the Company.

     The Board of Directors approved a resolution to create a standing Nominating Committee at its September 20, 2002 meeting appointing Mr. Powell, Mr. Wolny and Mr. Butler to serve as the initial members. The Nominating Committee evaluates candidates and recommends nominees for election to the Company's Board of Directors at each annual meeting. The Nominating Committee held meetings and/or acted by unanimous consent one time to designate the nominees for the directors with terms to expire in 2006 to be elected at the Annual Meeting. The Nominating Committee does not consider recommendations from shareholders for nomination to the Board of Directors.

                               EXECUTIVE OFFICERS

     The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company.

NAME                     AGE   SINCE                   POSITION
----                     ---   -----                   --------
Don R. Madison(1).....   45    2001    Vice President and Chief Financial
                                         Officer of Company

M. M. Zeller(2).......   64    1990    Vice President of Company and President
                                         of Powell Electrical Manufacturing
                                         Company ("PEMCO")

Robert B. Gregory.....   47    2000    Controller of Company

---------------

(1) Mr. Madison was appointed Vice President and Chief Financial Officer of the Company by the Board of Directors at its September 7, 2001 meeting which became effective on October 1, 2001. For more than five years prior to joining the Company, Mr. Madison served in several capacities with ABB, Inc. including Vice President of Finance.

(2) Mr. Zeller was appointed Vice President of the Company by the Board of Directors at its January 18, 2002 meeting which became effective on that date. This appointment is in addition to Mr. Zeller's position as President of PEMCO, a wholly owned subsidiary of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer of the Company, and of the Company's most highly compensated executive officers for the last fiscal year (other than the CEO) whose total annual salary and bonus exceeded $100,000, for each of the Company's fiscal years ending October 31, 2002, October 31, 2001, and October 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                           ANNUAL COMPENSATION      COMPENSATION AWARDS
                                           --------------------   -----------------------
               (a)                  (b)       (c)        (d)         (e)          (f)
                                                                  RESTRICTED   SECURITIES       (g)
                                                                    STOCK      UNDERLYING    ALL OTHER
                                                                    AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)     (#)(1)        (#)          ($)(2)
---------------------------         ----   ---------   --------   ----------   ----------   ------------
Thomas W. Powell..................  2002    354,231    322,700      7,000             0        57,448(3)
  CEO of Company                    2001    335,000    256,095          0        42,500        56,408(3)
                                    2000    315,000          0      6,000             0        53,310(3)

Don R. Madison(4).................  2002    181,731    118,000          0             0        10,048
  Vice President and                2001     14,583     47,500          0        10,000           750
  CFO of Company

M. M. Zeller......................  2002    220,097    201,600      1,926             0        14,500
  Vice President of Company         2001    210,000    200,000          0        20,000        14,100
  and President of PEMCO            2000    195,326     83,467        520             0        14,100

Robert B. Gregory.................  2002    114,815     53,000          0             0         5,894
  Controller of Company             2001    110,000     40,695          0         7,500         3,300
                                    2000     94,600      7,750          0             0         2,800

---------------

(1) As of October 31, 2002, the aggregate number of shares of restricted stock held by named executive officers of the Company was 15,446, and the value of such shares as of such date was $242,657. These officers have the right to receive dividends with respect to such restricted stock awards to the extent dividends are paid generally on the Common Stock. However, the Company has not previously paid dividends and it is not anticipated that dividends will be paid in the immediate future. Such awards were made to these officers in connection with their exercise of stock options granted by the Company, pursuant to a provision in the stock option agreement designed to encourage retention of shares received upon exercise of options.

(2) The amounts in this column include contributions matched by the Company for the Employees Incentive Savings Plan (401(k) plan), estate planning and automobile allowance.

(3) In addition to the items noted above, with respect to Mr. Powell, the amounts in this column also include $28,230 for all years for premiums paid by the Company with respect to life insurance for the benefit of Mr. Powell.

(4) Mr. Madison was appointed Vice President and Chief Financial Officer of the Company by the Board of Directors at its September 7, 2001 meeting and assumed his duties on October 1, 2001.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                            SHARES                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           ACQUIRED        VALUE     UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                          ON EXERCISE     REALIZED       AT OCTOBER 31, 2002(#)          OCTOBER 31, 2002($)
NAME                          (#)           ($)        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                      -----------     --------   ------------------------------   -------------------------
Thomas W. Powell........    35,000(1)     561,050            66,880/52,920                 204,620/136,413
Don R. Madison..........        --             --              2,000/8,000                             0/0
M. M. Zeller............    28,130(2)     356,869            19,370/24,000                   86,520/57,680
Robert B. Gregory.......     6,000         58,882              2,500/8,000                    7,210/14,420

---------------

(1) In connection with this option exercise, Mr. Powell also received 7,000 shares of restricted stock that are subject to forfeiture if Mr. Powell does not hold the option shares for five years or if he leaves the employment of the Company, other than for retirement, within five years after receiving the shares.

(2) In connection with this option exercise, Mr. Zeller also received 1,926 shares of restricted stock that are subject to forfeiture if Mr. Zeller does not hold the option shares for five years or if he leaves the employment of the Company, other than for retirement, within five years after receiving the shares.

     Each of the named executive officers is covered by the Company's Executive Severance Protection Plan, which provides severance pay and other specified benefits upon termination of employment other than for cause (as defined in the Plan) within three years of a change in control of the Company. The benefits payable in such event (grossed up for taxes) are (1) three times the officer's current annual base salary, plus (2) three times the maximum incentive opportunity for the officer under the Company's then current Incentive Compensation Plan, plus (3) continuation of medical, dental, and life insurance benefits for three years or until the officer is covered under another plan, whichever is earlier.

     Thomas W. Powell is covered by the Company's Executive Benefit Plan. Pursuant to Mr. Powell's Executive Benefit Agreement executed under such Plan, he is entitled to the following payments: (1) if he should die while in active employment with the Company, a lump sum benefit of $630,000 payable to his designated beneficiary; (2) upon normal retirement on or after age 65 and the completion of at least ten years of continuous employment, salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years; (3) upon termination of employment prior to qualifying for normal retirement but after attaining age 55 and the completion of at least ten years of continuous employment with the Company, the salary continuation payments payable upon normal retirement, reduced by 1/2% for each month prior to age 65 that employment is terminated, commencing on the later of the date of retirement or attainment of age 60; and (4) upon a sale of all or substantially all of the property and assets of the Company other than in the usual course of its business, or a merger of the Company wherein the Company is not the surviving corporation, and within two years thereafter Mr. Powell's employment with the Company is terminated or he resigns following a change of his position to one of less responsibility, Mr. Powell would be entitled to receive salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years. If Mr. Powell entered into competition with the Company following termination or retirement described in (3) above, he would (a) forfeit all further payments if the competition occurred within 36 months following termination, or (b) not be entitled to any further payments until age 60, if the competition occurred after 36 months following termination.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information about the Company's equity compensation plans as of October 31, 2002. All outstanding awards relate to the Company's common stock.

                                   NUMBER OF SECURITIES     WEIGHTED-AVERAGE    NUMBER OF SECURITIES REMAINING
                                     TO BE ISSUED UPON      EXERCISE PRICE OF   AVAILABLE FOR FUTURE ISSUANCE
                                  EXERCISE OF OUTSTANDING      OUTSTANDING        UNDER EQUITY COMPENSATION
                                     OPTIONS, WARRANTS      OPTIONS, WARRANTS    PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                           AND RIGHTS             AND RIGHTS          REFLECTED IN COLUMN(A))
-------------                     -----------------------   -----------------   ------------------------------
                                            (a)                    (b)                       (c)
Equity compensation plans
  approved by security
  holders.......................          720,173                $14.82                    480,086
Equity compensation plans not
  approved by security
  holders(1)....................                0                     0                          0
Total...........................          720,173                $14.82                    480,086

---------------

(1) In 1993, the Company adopted the Powell Industries, Inc. Directors' Fee Program (the "Program"). Under the Program, directors may defer receipt of the directors' fees and have such fees allocated to a shadow account as if they were invested in the Company's common stock based on the fair market value on the date the fees are payable. Upon expiration of the deferral period elected by the director, or upon death, the shares held in his shadow stock account are distributed, along with any distributions on the Common Stock that were credited to the shadow stock account. As of October 31, 2002 a total of 20,542 shares of Common Stock were held in shadow stock accounts for the directors. The program was not approved by the Company's shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year of the Company, Mr. Becherer, Mr. Wolny, and Mr. Tranchon served on the Compensation Committee of the Board of Directors of the Company. None of them has ever served as an officer or employee of the Company or any of its subsidiaries. Also, during the last fiscal year, no executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity, one of whose executive officers served on the Company's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of your Board of Directors is pleased to present to the shareholders its annual report on executive compensation. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each major component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives was determined for the fiscal year ended October 31, 2002.

     The Compensation Committee, at the December 5, 2002 committee meeting, adopted the Powell Industries, Inc. Deferred Compensation Plan. The plan allows for a select group of management and highly compensated employees to defer compensation with respect to any bonus eligible for deferral prior to December 31, 2002 and January 1, 2003 for compensation and future bonuses eligible for deferral on and after January 1, 2003. The company reserves the right to amend and restate the Plan from time to time.

     The Compensation Committee, which held three meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company's executive compensation program and each subcomponent plan under which officers or directors are eligible to participate. The Compensation Committee also administers the Stock Option Plan, Directors' Fee Program, Incentive Compensation Plan and the Non-Employee Director Stock Option Plan of the Company.

 Executive Compensation Philosophy

     The philosophy of the Committee is that the Company's executive compensation program should be an effective tool for fostering the creation of shareholder value. The following objectives guide the Committee in its deliberations:

     - Provide a competitive compensation program that enables the Company to attract and retain key executives and Board members.

     - Assure a strong relationship between the performance results of the Company or subsidiary and the total compensation received.

     - Balance both annual and longer performance objectives of the Company.

     - Encourage executives to acquire and retain meaningful levels of Common Stock of the Company.

     - Work closely with the Chief Executive Officer to assure that the compensation program supports the management style and culture of the Company.

     In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation, and longer-term stock based grants and awards.

     Comparisons are made and surveys taken periodically to determine competitive compensation levels and practices for certain benchmark positions in the Company. Such analysis covers a broad group of manufacturing companies and the results are adjusted for differences in factors such as company size and position responsibilities. This comparison group is broader than the published industry index of companies included in the cumulative total return performance graph presented elsewhere in this Proxy Statement because it is more representative of the executive market in which the Company competes for talent and provides a consistent and stable market reference from year to year. Other comparative information from national survey databases, proxy statement disclosures, and general trend data provided by compensation consultants is also considered.

     Variable incentives, both annual and longer term, are important components of the program and are used to link pay and performance results. Variable incentive awards and performance standards are calibrated such that total compensation will generally approximate the market 50th percentile when Company performance results are at target levels which approximate the recent historical performance of the Company (subject to certain minimum target levels), and will exceed the 50th percentile when performance exceeds targets. However, changes in the mission and strategy of the Company or certain of its subsidiaries as well as projected profit and growth are also important considerations in the calibration of the Company's total executive compensation program.

     The Internal Revenue Code (Section 162(m)) imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of the five highest paid executives. In particular, compensation that is determined to be "performance based" is exempt from this limitation. To be "performance based," incentive payments must use predetermined objective standards, limit the use of discretion in making awards, and be certified by the Compensation Committee made up of "outside directors." While the Committee believes that the use of discretion is appropriate in specific circumstances, it believes that the annual incentive compensation and longer term stock plans comply with the provisions of
Section 162(m) as "performance based". It is not anticipated that any executive will receive compensation in excess of this limit during fiscal year 2003. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     Following is a discussion of each of the principal components of the executive total compensation program.

  BASE SALARY

     The base salary program targets the median of the primary comparison group for corporate officers and managers. Since subsidiary presidents generally have a higher incentive opportunity relative to comparable positions in the market, base salaries for subsidiary presidents are targeted somewhat below the market median. Each executive's base salary is reviewed individually each year. Salary adjustments are based on the individual's experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company's financial position. Due to these factors, an executive's base salary may be above or below the target point at any point in time.

  ANNUAL INCENTIVE COMPENSATION

     The Company administers an annual incentive plan for its corporate officers and managers, and subsidiary presidents and selected subsidiary managers. The goal of the plan is to reward participants in proportion to the performance of the Company and/or the subsidiary for which they have direct responsibility, and their individual contributions to the Company's performance.

     The amount of annual incentive compensation each participant is eligible to earn varies based on his potential contribution to the future performance of his subsidiary or the Company. The amount of such compensation actually earned by each participant is based on the actual financial performance of his subsidiary or the Company for the year compared to profit and growth target ranges which are set at the beginning of that year. Historical performance, current mission and strategy, and projected profit and growth capability are considered in setting the targets for each subsidiary and the Company.

  STOCK BASED COMPENSATION

     Stock ownership is encouraged through the use of a stock plan that provides for the grant of stock options and stock awards. Stock option grants are made on a periodic basis (typically every other year) and are based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to the longer term success of the Company. In determining the appropriate grant multiples, the Company targets the market median among publicly held manufacturing companies of similar size. To encourage stock retention, participants who retain the shares obtained through the exercise of an option receive a restricted stock award equal to one additional restricted share for every five option shares retained for five years from the date they were acquired.

  Compensation of the Chief Executive Officer

     The Chief Executive Officer, Mr. Thomas W. Powell, participates in the executive compensation program described in this report.

     In establishing the total compensation program for Mr. Powell, the Committee assessed the pay levels for CEOs in similar companies in the manufacturing industry and the profit performance of the Company.

     The Compensation Committee of the Board of Directors:
        Joseph L. Becherer, Chairman
        Ronald J. Wolny
        Robert C. Tranchon

PERFORMANCE GRAPH

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

(PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------------------
                       10/31/1997   10/30/1998   10/29/1999   10/31/2000   10/31/2001   10/31/2002
--------------------------------------------------------------------------------------------------
 Powell Ind Inc          100.00        62.71        51.69        74.16       143.66       106.51
 Industrial
  Electrical Eqp         100.00        82.25       103.49       130.84        74.83        57.97
 NASDAQ Market Index     100.00       113.07       186.63       219.50       110.07        88.57

                   Assumes $100 Invested On November 1, 1997
                          Assumes Dividend Reinvested
                      Fiscal Year Ending October 31, 2002

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 2002 fiscal year were complied with, except that Ronald J. Wolny, one of the Company's directors, failed to file a report on Form 4 with respect to one transaction, which was subsequently reported on Mr. Wolny's Form 5 for the year ended October 31, 2002.

                              INDEPENDENT AUDITORS

     On May 23, 2002, Deloitte & Touche LLP was appointed by the Company's Board of Directors to serve as the principal accountants for the Company for the fiscal year ending October 31, 2002, and such firm will continue to serve as the Company's principal accountants for fiscal 2003. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Prior to the appointment of Deloitte & Touche LLP, Arthur Andersen LLP served as the Company's principal accountants. The decision to replace Arthur Andersen with Deloitte & Touche was made pursuant to the recommendation of the Company's Board of Directors and its Audit Committee.

     Andersen's report on the Company's financial statements for the two fiscal years ended October 31, 2000, and October 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two fiscal years ended October 31, 2000, and October 31, 2001, and the subsequent interim periods preceding the decision to change independent public accountants, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports of the Company's consolidated financial statements for such years. There were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. A letter from Andersen dated May 23, 2002, stating its agreement with these statements is attached to this Proxy Statement as Appendix A.

     In the years ended October 31, 2000 and October 31, 2001, and through the date hereof, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended October 31, 2002 and for the review of the financial statements included in the Company's third quarter report on Form 10-Q for the same fiscal year were $209,000.

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for reviews of the financial statements included in the Company's first and second quarter reports on Form 10-Q for the 2002 fiscal year were $22,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte & Touche LLP or Arthur Andersen LLP for professional services rendered for information technology services related to financial information systems design and implementation for the fiscal year ended October 31, 2002.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for services other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for the fiscal year ended October 31, 2002 were $53,375, which amount included, among other things, fees for general and specific tax work and tax advice and review of the Company's benefit plans.

     The aggregate fees billed by Arthur Andersen LLP for services other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for the fiscal year ended October 31, 2002 were $5,000, which amount included fees for general and specific tax work and tax advice.

     The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP and Arthur Andersen LLP is compatible with maintaining the independent auditor's independence. It is the judgment of the Audit Committee that the level of effort and mix of professional services does not constitute a conflict of interest and therefore does not compromise the auditor's independence.

                                 OTHER MATTERS

     As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of three directors of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

                                 ANNUAL REPORT

     A Summary Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended October 31, 2002 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2004 must be received at the office of the Secretary of the Company no later than September 25, 2003 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

     A stockholder that intends to present business at the 2004 annual meeting and has not submitted such proposal by the date set forth above must notify the Secretary of the Company no later than December 10, 2003. If such notice is received after December 10, 2003, then the notice will be considered untimely, and the Company is not required to present such business at the 2004 annual meeting.

     All proposals must comply with applicable SEC regulations and the Company's By-laws as amended to date.

                                            By Order of the Board of Directors

                                            /s/ THOMAS W. POWELL
                                            ------------------------------------
                                            Thomas W. Powell
                                            Chairman and Chief Executive Officer

Dated: January 24, 2003

                                                          [ARTHUR ANDERSON LOGO]


                                                           ARTHUR ANDERSEN LLP
                                                           Suite 1300
                                                           711 Louisiana Street
May 23, 2002                                               Houston TX 77002-2780
                                                           Tel 713 237 2323
                                                           Fax 713 237 2785
                                                           www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Powell Industries, Inc.

Ladies and Gentlemen:

We have read Item 4 in the Form 8-K dated May 29, 2002 of Powell Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copy to:  Don R. Madison
          Vice President
          Chief Financial Officer
          Powell Industries, Inc
          P.O. Box 12818
          Houston, Texas 77217

                            POWELL INDUSTRIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 7, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Thomas W. Powell and Eugene L. Butler, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of Powell Industries, Inc., 8550 Mosley, Houston, Texas, at 11:00 a.m. Houston time, on March 7, 2003 and at any adjournment thereof, as follows:

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          THE ELECTION OF ALL NOMINEES

1. [ ] FOR the election (except as indicated below) to the Board of Directors, class of 2006, of James F. Clark, Stephen W. Seale, Jr. and Robert C. Tranchon.

        Instructions:  To withhold authority to vote for an individual nominee, write that nominee's names on the line provided below.


        ------------------------------------------------------------------------

  [ ]  WITHHOLD authority to vote for all nominees listed above.

                          (continued on reverse side)

                          (continued from other side)

2. In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named above is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

   If properly executed, this proxy will be voted as directed above.
   IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTORS' NOMINEES.


                                      ------------------------------------------

                                      ------------------------------------------
                                      (Please sign exactly as name appears
                                      hereon. Joint owners should each sign.
                                      Executors, administrators, trustees, etc., should indicate the capacity in which signing.)

                                      Dated: ____________________________, 2003


                 IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS
                 PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE!